Exhibit 10.46

OAK TECHNOLOGY, INC.

OUTSIDE DIRECTOR NON-QUALIFIED STOCK OPTION AGREEMENT

                THIS OUTSIDE DIRECTOR STOCK OPTION AGREEMENT (this “Agreement”) by and between Oak Technology, Inc., a Delaware corporation (the “Company”), and                  (the “Director”), is made as of                (such date being sometimes referred to herein as the “Date of Grant”).

R E C I T A L S

                A.                  The Company has adopted and implemented its 1994 Stock Option Plan (the “Plan”) pursuant to which stock options are granted to non-employee directors of the Company, which are intended to be non-qualified stock options (that is, options not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), to purchase shares of the authorized but unissued Common Stock or treasury shares of the Company, $0.001 par value (“Common Stock”).

                B.                  Pursuant to the Plan, a non-qualified stock option has been granted to the Director.  Unless otherwise defined in this Agreement or the context otherwise requires, all capitalized terms used in this Agreement shall have the respective meanings assigned to those terms in the Plan.

A G R E E M E N T

                NOW, THEREFORE, in reliance on the foregoing Recitals and in consideration of the mutual covenants hereinafter set forth, the parties hereby agree as follows:

                1.                   Grant of Stock Option.  The Company hereby grants to the Director a non-transferable and non-assignable option to purchase an aggregate of up to               shares of the Company’s Common Stock at the exercise price of $              per share, the Fair Market Value of the Common Stock as of the Date of Grant, upon the terms and conditions set forth herein (such purchase right being sometimes referred to herein as “the Option” or “this Option”).

                2.                   Term and Type of Option.  Unless earlier terminated in accordance with Section 4 or 5.2 hereof, this Option and all rights of the Director to purchase Common Stock hereunder shall expire with respect to all of the shares then subject to this Agreement at 5:00 p.m. Pacific time on                 .  This Option is a non-qualified stock option in that it is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.  Accordingly, the Director understands that under current law he or she will recognize ordinary income for federal income tax purposes in connection with exercise of this Option in an amount equal to the excess (if any) of the Fair Market Value of the shares of Common Stock so purchased (determined as of the date of such exercise) over the exercise price paid for such shares.

                3.                   Exercise and Vesting Schedule.  Subject to the remaining provisions of this Agreement, each Option or part of that Option shall be exercisable as it vests.  The Date of Grant is referred to herein as the “Start Date” of the Option.  Each Option granted pursuant to this Agreement shall vest as to twenty-four percent (24%) of the shares covered by the Option on the one-year anniversary of the Start Date of the Option and as to an additional two percent (2%) of the shares covered by the Option on each subsequent monthly anniversary of the Start Date thereafter for so long as the Director is an Eligible Director (as defined in Section 4).  Notwithstanding anything to the contrary in this Section 3 or in Section 4, in the event that the Director has not yet vested twenty-four percent (24%) of the Option and the Director is not re-elected at the Company’s Annual Stockholders’ Meeting immediately following the Start Date of the Option, twenty-four percent (24%) of the Option shall accelerate and become immediately exercisable.  The Director may cumulate each installment and exercise the same, in whole or in part, after it vests and becomes exercisable, at any time prior to expiration of the term of the Option.  All further vesting ceases upon the Termination Date (as defined in Section 4).  In no event shall the Option be exercisable for more shares than the number of shares set forth in Section 1.

                                      3.1            Cumulative Nature of Exercise Schedule.  The exercise dates specified above refer to the earliest dates on which this Option may be exercised with respect to the stated percentages of the Common Stock covered by this Option, and this Option may be exercised with respect to all or any part of any such percentage of the total shares at any time on or after such dates (until the expiration date specified in Section 2 above or any earlier termination of this Option pursuant to Section 4 or 5.2 of this Agreement).

                                      3.2             Overriding Limitation on Time For Exercise.  Notwithstanding any other provisions of this Agreement, the Option may not be exercised after the expiration of ten (10) years from the Date of Grant.

                4                    Rights on Cessation of Service as a Director.  An Option may be exercised after the date (the “Termination Date”) on which a Director ceases to be a member of the Board (referred to as ceasing to be an “Eligible Director”) only as set forth below:

                                      4.1                 Death.  If a Director ceases to be an Eligible Director because of the death of the Director, the Option may, for a period of twelve (12) months following the Termination Date, be exercised in accordance with Section 6.2 to the extent it was exercisable by the Director on the Termination Date.

                                      4.2                 Disability.  If the Director ceases to be an Eligible Director because of a Disability, the Director may, within twelve (12) months following the Termination Date, exercise the Option to the extent it was exercisable by the Director on the Termination Date unless the Director dies prior thereto, in which event the Director shall be treated as though the Director’s death occurred on the date the Director ceased to be an Eligible Director resulting from such Disability and the provisions of Section 4.1 above shall apply.

                                      4.3                 Other Termination.  If the Director ceases to be an Eligible Director for any reason other than provided in Sections 4.1 or 4.2 above, the Director or the Director’s estate may, within three (3) months after the Termination Date, exercise the Option to the extent it was exercisable by the Director on the Termination Date.

                5.                   Adjustments upon Changes in Capitalization or Change of Control.

                                      5.1                 Stock Splits and Similar Events.  Appropriate adjustments shall be made in the number and class of shares of capital stock subject to the Plan as described in Section 2 of the Plan and to any outstanding Options and in the exercise price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company.  In the event a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become shares of another corporation (the “New Shares”), the Company may unilaterally amend such Options to provide that each Option is exercisable for New Shares.  In the event of any such amendment, the number of shares subject to and the exercise price of each Option shall be adjusted in a fair and equitable manner.

                                      5.2                 Change of Control.  In the event of a Change of Control (as defined below), the vesting of all Options granted pursuant to the Plan shall accelerate and the Options shall become immediately exercisable in full prior to the consummation of such Change of Control at such times and on such conditions as the Board shall determine.  Furthermore, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to assume the Company’s rights and obligations under outstanding Options (which, for purposes of this Section 5.2, shall include Options that become immediately exercisable and vested as provided above) not exercised by the Director prior to the consummation of the Change of Control or substitute options for the Acquiring Corporation’s stock for such outstanding

Options.  Any Options which are neither assumed nor substituted for by the Acquiring Corporation in connection with the Change of Control nor exercised prior to the consummation of the Change of Control shall terminate and cease to be outstanding as of the effective date of the Change of Control.    A “Change of Control” shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

                                                             5.2.1              the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange.

                                                             5.2.2              a merger or consolidation in which the Company is not the surviving corporation, other than a merger or consolidation with a wholly-owned Subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the Stockholders of the Company and the Options are assumed or substituted by the Acquiring Corporation, which assumption or substitution shall be binding on the Director.

                                                             5.2.3              a merger or consolidation in which the Company is the surviving corporation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation.

                                                             5.2.4              the sale, exchange, or transfer of all or substantially all of the assets of the Company other than a sale, exchange, or transfer to one (1) or more Subsidiaries of the Company.

                                                             5.2.5              a liquidation or dissolution of the Company.

                                                             5.2.6              any other transaction which qualifies as a “corporate transaction” under Section 424 of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

                                      5.3                 Board’s Determination Final and Binding Upon Director.  To the extent that the foregoing adjustments in this Section 5 relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  The Company agrees to give notice of any such adjustment to the Director; provided, however, that any such adjustment shall be effective and binding for all purposes hereof whether or not such notice is given or received.

                                      5.4                 No Rights Except as Expressly Stated.  Except as hereinabove expressly provided in this Section 5, no additional rights shall accrue to the Director by reason of any subdivision or combination of shares of the capital stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or of stock of another corporation, and any issue by the Company of shares of stock of any class or of securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares subject to the Option.  Neither the Director nor any person claiming under or through the Director shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares issuable upon the exercise of this Option, unless and until this Option is properly and lawfully exercised and a certificate representing the shares so purchased is duly issued and delivered to the Director or to his or her estate.

                                      5.5                 No Limitations on Company’s Discretion.  The grant of the Option hereby shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                6.                   Manner of Exercise.

                                      6.1                 General Instructions for Exercise.  The Option shall be exercised by the Director by completing, executing and delivering to the Company a Notice of Exercise (the “Notice of Exercise”), in substantially the form attached hereto as Exhibit A, which Notice of Exercise shall specify the number of shares of Common Stock which the Director elects to purchase.  The Company’s obligation to deliver shares upon the exercise of this Option shall be subject to the Director’s satisfaction of all applicable federal, state, local and foreign income and employment tax withholding requirements, if any.  The Director may satisfy any such withholding obligations, in whole or in part, by delivery of shares of the Company’s Common Stock already owned by the Director and which are not subject to repurchase, forfeiture, vesting or other similar requirements or restrictions.  The Fair Market Value of any such shares used to satisfy such withholding obligations shall be determined as of the date the amount of tax to be withheld is to be determined.  Upon receipt of such Notice of Exercise and of payment of the purchase price (and payment of any applicable taxes as provided above), the Company shall, as soon as reasonably possible and subject to all other provisions hereof, deliver certificates for the shares of Common Stock so purchased, registered in the Director’s name or in the name of his or her legal representative (if applicable).  Payment of the purchase price upon any exercise of the Option shall be made by check acceptable to the Company or in cash; provided, however, that the Board may, in its sole and absolute discretion, accept any other legal consideration to the extent permitted under applicable laws and the Plan including, without limitation, consummation of an immediate sale proceeds transaction (“Immediate Sale Proceeds”), which transaction may be executed (a) through a “same day sale” commitment from the Director and a broker-dealer that is a member of the National Association of Securities Dealers (a “NASD Dealer”) whereby the Director irrevocably elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased under the Option to pay for the aggregate exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the aggregate exercise price directly to the Company or (b) through a “margin” commitment from the Director and a NASD Dealer whereby the Director irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the aggregate exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the aggregate exercise price directly to the Company.

                                      6.2                 Exercise Procedure After Death.  To the extent exercisable after the Director’s death, this Option shall be exercised only by the Director’s executor(s) or administrator(s) or the person or persons to whom this Option is transferred under the Director’s will or, if the Director shall fail to make testamentary disposition of this Option, under the applicable laws of descent and distribution.  Any such transferee exercising this Option must furnish the Company with (1) written Notice of Exercise and relevant information as to his, her or its status, (2) evidence satisfactory to the Company to establish the validity of the transfer of this Option and compliance with any laws or regulations pertaining to said transfer, and (3) written acceptance of the terms and conditions of this Option as contained in this Agreement.

                7.                   Non-Transferable.  The Option shall, during the lifetime of the Director, be exercisable only by the Director and shall not be transferable or assignable by the Director in whole or in part other than by will or the laws of descent and distribution.  If the Director shall make any such purported transfer or assignment of the Option, such assignment shall be null and void and of no force or effect whatsoever.

                8.                   Compliance with Securities and Other Laws.  The Option may not be exercised and the Company shall not be obligated to deliver any certificates evidencing shares of Common Stock hereunder if the issuance of shares upon such exercise would constitute a violation of any applicable requirements of:  (i) the Securities Act of 1933, as amended (ii) the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (iii) applicable state or foreign securities laws, (iv) any applicable listing requirement of any stock exchange on which the Company’s Common Stock is then listed, and (v) any other law or regulation applicable to the issuance of such shares.  Nothing herein shall be construed to require the Company to register or qualify any securities under applicable federal, state or foreign securities laws, or take any action to secure an exemption from such registration and qualification for the issuance of any securities upon the exercise of the Option.  To the extent deemed necessary by the Company’s counsel, shares of Common Stock issued upon exercise of this Option shall include such legends as in the opinion of the Company’s counsel may be required by applicable federal, state and foreign securities laws.

                9.                   No Right to Continue as a Director.  Nothing contained in this Agreement shall confer upon the Director any right to continue to serve as a director or employee of the Company or any Parent or Subsidiary of the Company.  The Board in its sole discretion shall determine whether any leave of absence or interruption in service (including an interruption during military service) shall be deemed to result in the Director ceasing to be an Eligible Director for purposes of this Agreement.

                10.                 Option Subject to Terms of Plan.  In addition to the provisions hereof, this Agreement and the Option are governed by, and subject to the terms and conditions of, the Plan.  The Director acknowledges receipt of a copy of the Plan (a copy of which is attached hereto as Exhibit B).  The Director represents that he or she is familiar with the terms and conditions of the Plan, and hereby accepts the Option subject to all of the terms and conditions thereof, which terms and conditions shall control to the extent inconsistent in any respect with the provisions of this Agreement.  The Director hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board as to any questions arising under the Plan or under this Agreement.

                11.                 Intent to Comply with SEC Rule 16b-3.  Transactions under this Agreement are intended to comply with all applicable conditions of SEC Rule 16b-3 or its successors under the Exchange Act.  To the extent any provision of this Agreement or any action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.  Moreover, in the event this Agreement does not include a provision required by Rule 16b-3 to be stated herein, such provision shall be deemed automatically to be incorporated by reference into this Agreement.

                12.                 Notices.  All notices and other communications of any kind which either party to this Agreement may be required or may desire to serve on the other party hereto in connection with this Agreement shall be in writing and may be delivered by personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed to the other party at the addresses indicated on the signature page hereof or as otherwise provided below.  Service of any such notice or other communication so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time.  Either party may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or other communications are thereafter to be addressed or delivered.

                13.                 Further Assurances.  The Director shall, upon request of the Company, take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Agreement and, when required or permitted by any provision of this Agreement to transfer all or any portion of the Common Stock purchased hereunder to the Company (and its assignees), the Director shall deliver such Common Stock endorsed in blank or accompanied by Stock Assignments Separate from Certificate endorsed in blank, so that title thereto will pass by delivery alone.  Any sale or transfer by the Director of the Common Stock to the Company (and its assignees) shall be made free of any and all claims, encumbrances, liens and restrictions of every kind, other than those imposed by this Agreement.

                14.                 Successors.  Except to the extent the same is specifically limited by the terms and provisions of this Agreement, this Agreement is binding upon the Director and the Director’s successors, heirs and personal representatives, and upon the Company, its successors and assigns.

                15.                 Termination or Amendment.  Subject to the terms and conditions of the Plan, the Board may terminate or amend the Plan and/or the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Director.

                16.                 Integrated Agreement.  This Agreement and the Plan constitute the entire understanding and agreement of the Director and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties between the Director and the Company other than those set forth or provided for herein.  To the extent contemplated herein, the provisions of this Agreement shall survive any exercise of the Option and shall remain in full force and effect.

                17.                 Other Miscellaneous Terms.  Titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, irrespective of its choice of law principles.

                18.                 Independent Tax Advice.  The Director agrees that he or she has obtained or will obtain the advice of independent tax counsel (or has determined not to obtain such advice, having had adequate opportunity to do so) regarding the federal, state and/or foreign income tax consequences of the receipt and exercise of the Option and of the disposition of Common Stock acquired upon exercise hereof.  The Director acknowledges that he or she has not relied and will not rely upon any advice or representation by the Company or by its employees or representatives with respect to the tax treatment of the Option.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:		DIRECTOR:

OAK TECHNOLOGY, INC. a Delaware corporation

(Signature)

By:	John Edmunds	Name Printed:

Its:	Chief Financial Officer & VP Finance	Address:

Address:
139 Kifer Court Sunnyvale, CA 94086